Exhibit 10.17

NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”). Such portions have been redacted and are marked with a “[***]” in the place of the redacted language. The redacted information has been filed separately with the Commission.

SIXTH AMENDMENT TO PATENT LICENSE AGREEMENT

THIS SIXTH AMENDMENT TO PATENT LICENSE AGREEMENT (the “Amendment”) is made and entered into effective as of September 1, 2005 (the “Amendment Effective Date”), by and between Massachusetts Institute of Technology, a Massachusetts corporation (“M.I.T.”), and Sangamo BioSciences, Inc., a Delaware corporation (“Sangamo”) having principal offices at 501 Canal Blvd, Suite A100, Richmond, CA 94804.

M.I.T. and Sangamo hereby agree to amend that certain Patent License Agreement, dated May 9, 1996, as previously amended (the “Agreement”) as follows:

1. Definitions. All defined terms used and not otherwise defined in this Amendment have the meanings ascribed to such terms in the Agreement. For the purpose of this Amendment, the following terms, when capitalized, have the following meanings:

(a) “Agricultural Field” means the use of zinc finger proteins in a vascular and non-vascular plant or plant cell to modify (a) the genome of such plant or plant cell or (b) the nucleic acid or protein expression of such plant or plant cell. For the purpose of this Amendment, “non-vascular” plants shall include algae and fungi (excluding yeast).

(b) “Agricultural Product” means any Licensed Product in the Agricultural Field, Licensed Process in the Agricultural Field, and/or product discovered or developed through the use of Licensed Product(s) or Licensed Process(es) in the Agricultural Field.

(c) “Royalty Income” means any consideration paid to Sangamo that constitutes a running royalty paid by a Sublicensee on its sales of an Agricultural Product.

(d) “Sublicensee” means any sublicensee of Sangamo (or any further downstream sublicensees thereof) under the Patent Rights.

2. Field. For clarity, the Fields of Use shall include the Agricultural Field.

3. Financial Terms. Notwithstanding the terms and conditions of the Agreement (including without limitation Article 4 thereof), Sangamo’s sole financial obligation to M.I.T. with respect to (x) the grant of sublicenses under the Patent Rights in the Agricultural Field to Sublicensees and (y) the exploitation of the Patent Rights in the Agricultural Field by Sangamo and/or Sublicensees, including the development and commercialization of Agricultural Products, shall be as follows:

(a) Subject to subsection (b) below, Sangamo shall pay M.I.T. [***] percent ([***]%) of all Royalty Income received by Sangamo from Sublicensees. Such payments shall be due sixty (60) days after the end of the quarter in which Sangamo receives such Royalty Income and shall accompany the report contemplated by Section 5.2 of the Agreement.

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

(b) Sangamo may deduct, from the amount otherwise due to M.I.T. pursuant to subsection (a) above, an amount equal to [***] percent ([***]%) of all payments made by Sangamo to third party licensors on account of sales of Agricultural Products by Sublicensees, provided that the amount paid to M.I.T. as a result of such deduction shall not be less than (i) [***] percent ([***]%) of all Royalty Income received by Sangamo from Sublicensees and (ii) [***] percent ([***]%) of all payments made by Sangamo to third party licensors on account of sales of Agricultural Products by Sublicensees. For clarity, the foregoing subsection (ii) shall not be interpreted as requiring Sangamo to pay M.I.T. more than [***] percent ([***]%) of all Royalty Income received by Sangamo from Sublicensees, even in circumstances where [***] percent ([***]%) of all Royalty Income is less than [***] percent ([***]%) of all payments made by Sangamo to third party licensors on account of sales of Agricultural Products by Sublicensees.

(c) The following are examples of the application of subsections (a) and (b) above:

(i) Sangamo receives $[***] in Royalty Income from Sublicensees and pays third party licensors a total of $[***] on account of the sales of Agricultural Products by Sublicensees. Absent such third party licensor payment obligations, Sangamo would owe M.I.T. $[***] on account of such Royalty Income. Pursuant to subsection (b) above, Sangamo may deduct $[***] (i.e., [***]% of $[***]) from the $[***] it would otherwise owe M.I.T., but since such deduction would result in a payment to M.I.T. of $[***] and $[***] is less than $[***] (i.e., [***]% of $[***]), Sangamo needs to pay M.I.T. $[***] to satisfy subsection (b)(i) above. Since $[***] is more than [***]% of $[***], no further adjustment is necessary to satisfy subsection (b)(ii) above. Result: Sangamo shall pay M.I.T. $[***].

(ii) Sangamo receives $[***] in Royalty Income from Sublicensees and pays third party licensors a total of $[***] on account of the sales of Agricultural Products by Sublicensees. Absent such third party licensor payment obligations, Sangamo would owe M.I.T. $[***] on account of such Royalty Income. Pursuant to subsection (b) above, Sangamo may deduct $[***] (i.e., [***]% of $[***]) from the $[***] it would otherwise owe M.I.T., but since such deduction would result in a payment to M.I.T. of $[***] and $[***] is less than $[***] (i.e., [***]% of $[***]), Sangamo needs to pay M.I.T. $[***] to satisfy subsection (b)(i) above. Since $[***] is less than [***]% of $[***], a further adjustment to $[***] is necessary to satisfy subsection (b)(ii) above. Result: Sangamo shall pay M.I.T. $[***].

4. Miscellaneous. This Amendment amends the terms of Agreement as expressly provided above, and the Agreement, as so amended and including all of its other terms and provisions that are not amended, remains in full force and effect. This Amendment may be executed in counterparts and by facsimile.

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to Patent License Agreement to be executed by their duly authorized representatives as of the date first above written.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

By:	/s/ Lita Nelsen

Name:	Lita L. Nelsen

Title:	Director, Technology Licensing Office

SANGAMO BIOSCIENCES, INC.

By:	/s/ David G. Ichikawa

Name:	David G. Ichikawa

Title:	SVP Business Development

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